As filed with the Securities and Exchange Commission on April 28, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUMANA INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	61-0647538
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

500 West Main Street

Louisville, Kentucky 40202

(502) 580-1000

(Address of Principal Executive Offices) (Zip Code)

Humana Retirement and Savings Plan

(Full Title of the Plan)

Joseph C. Ventura

Chief Legal Officer

Humana Inc.

500 West Main Street

Louisville, Kentucky 40202

(502) 580-1000

(Telephone Number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Humana Inc. (“Registrant”) is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) to register 5,000,000 additional shares of the Registrant’s common stock for issuance under the Registrant’s Humana Retirement and Savings Plan (the “Savings Plan”). This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on October 29, 2009 (Registration No. 333-162747). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on February 17, 2022;

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)	the description of the Registrant’s common stock, par value $0.16-2/3 per share, contained in the Registrant’s Registration Statement on Form 8-A/A filed with the Commission on March 1, 1999.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the filing of this Registration Statement shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 5. Interests of Named Experts and Counsel.

The validity of the issuance of the shares of Common Stock being offered by the Registration Statement will be passed upon for the Registrant by Joseph C. Ventura, Chief Legal Officer of the Registrant. As of April 1, 2022, Mr. Ventura owned 5,156 shares of Common Stock, has the equivalent of 229 shares of Common Stock in the Humana Retirement and Savings Plan, and also has exercisable stock options to purchase 8,228 shares of Common Stock of the Registrant.

Item 8. Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation filed with the Secretary of State of Delaware on November 9, 1989, as restated to incorporate the amendment of January 9, 1992, and the correction of March 23, 1992	S-8	033-49305	4(i)	February 2, 1994

4.2	By-Laws of Humana Inc., as amended on December 14, 2017	8-K	001-05975	3(b)	December 14, 2017

4.3	Form of Registrant’s Common Stock certificate	8-A/A	001-05975	4.3	March 1, 1999

5.1	Opinion of counsel as to the validity of the securities registered herein.					X

23.1	Consent of PriceWaterhouseCoopers LLP, independent registered public accounting firm for the Registrant.					X

23.2	Consent of counsel (included in the opinion filed as Exhibit 5.1)					X

99.1	Humana Retirement and Savings Plan (as amended)					X

107	Filing Fee Table					X

In lieu of an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, and an Internal Revenue Service (“IRS”) determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code, the Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky, on April 28, 2022.

HUMANA INC.

/s/ SUSAN M. DIAMOND
Susan M. Diamond Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Bruce D. Broussard, Susan M. Diamond and Michael A. Koeberlein, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution to execute in his or her name and on his or her behalf, and to file any amendments (including, without limitation, post-effective amendments) to this Registration Statement necessary or advisable in the opinion of any of them to enable the Company to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration of the additional securities which are under the subject of this Registration Statement.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/S/ SUSAN M. DIAMOND	Chief Financial Officer	April 28, 2022
Susan M. Diamond	(Principal Financial Officer)

/s/ MICHAEL A. KOEBERLEIN	Senior Vice President, Chief Accounting Officer and Controller	April 28, 2022
Michael A. Koeberlein	(Principal Accounting Officer)

/S/ BRUCE D. BROUSSARD	President and Chief Executive Officer, Director	April 28, 2022
Bruce D. Broussard	(Principal Executive Officer)

/S/ KURT J. HILZINGER	Chairman of the Board	April 28, 2022
Kurt J. Hilzinger

/S/ RAQUEL C. BONO, M.D.	Director	April 28, 2022
Raquel C. Bono, M.D.

/S/ FRANK A. D’AMELIO	Director	April 28, 2022
Frank A. D’Amelio

/S/ WAYNE A. I. FREDERICK, M.D.	Director	April 28, 2022
Wayne A. I. Frederick, M.D.

/S/ DAVID T. FEINBERG, M.D.	Director	April 28, 2022
David T. Feinberg, M.D.

/S/ JOHN W. GARRATT	Director	April 28, 2022
John W. Garratt

/S/ DAVID A. JONES, JR.	Director	April 28, 2022
David A. Jones, Jr.

/S/ KAREN W. KATZ	Director	April 28, 2022
Karen W. Katz

/S/ MARCY S. KLEVORN	Director	April 28, 2022
Marcy S. Klevorn

Signature	Title	Date

/s/ WILLIAM J. MCDONALD	Director	April 28, 2022
William J. McDonald

/s/ JORGE S. MESQUITA	Director	April 28, 2022
Jorge S. Mesquita

/s/ JAMES J. O’BRIEN	Director	April 28, 2022
James J. O’Brien

Pursuant to the requirements of the Securities Act, the administrator of the Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky, on April 28, 2022.

HUMANA RETIREMENT AND SAVINGS PLAN

/s/ TIMOTHY S. HUVAL
NAME	Timothy S. Huval
TITLE	Chief Administrative Officer, on behalf of Humana Retirement Savings Plan Committee